Exhibit 99.1

Investor Contact:

Bonnie Ortega

VP – Corporate Communications

Cardium Therapeutics, Inc.

Tel: (858) 436-1018

Email: InvestorRelations@cardiumthx.com

CARDIUM ANNOUNCES FINAL VOTING RESULTS

OF ANNUAL MEETING OF STOCKHOLDERS

Company Also Provides Update on Exchange Listing

SAN DIEGO, CA – July 2, 2013 - Cardium Therapeutics (NYSE MKT: CXM) today reported the voting results of its reconvened annual meeting of stockholders held earlier today. The annual meeting had been temporarily adjourned to allow for additional time for stockholders to vote on the proposed reverse stock split and a charter amendment to increase authorized stock (which would only be entered in the event that the reverse stock split was not approved).

At the meeting, stockholders approved the proposed reverse split, with a majority of the issued and outstanding shares voted in favor of the proposal. Of the shares represented and voted at the meeting, a super majority (more than 67%) of shareholders supported the reverse split proposal. The charter amendment was likewise favored by a super majority of shares voted but did not receive the requisite vote from a majority of the issued and outstanding common stock, and it would not in any case have been entered since the reverse split was approved. Both of these proposals received favorable support and a “For” vote recommendation by Glass Lewis and Institutional Shareholder Services (ISS), leading independent proxy and corporate governance advisory firms.

As previously reported, at the June 6, 2013 annual meeting, stockholders approved the following matters: (a) the re-election of the Company’s Class I Directors, which included Edward W. Gabrielson, M.D. and Lon E. Otremba, each to serve for a three-year term; (b) the compensation paid to the Company’s named executive officers; (c) establishment of a three-year advisory say on pay frequency; (d) the sale of certain Series A preferred stock; and (e) ratification of the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The final vote totals for the matters acted upon by stockholders at the annual meeting will be reported in a Form 8-K filing with the SEC.

As a result of the matters approved by stockholders at today’s annual meeting, Cardium plans to complete the second closing of the remaining 1,656 shares of Series A convertible preferred stock under the April 2013 registered direct offering for gross proceeds of approximately $1.7 million and effect a 20:1 reverse stock split of the Company’s common stock, which was a condition of the securities purchase agreement approved by shareholders at the annual meeting.

The Company also provided an update on its exchange listing. As previously reported, a communication from the staff of the Company’s current listing exchange, NYSE MKT, indicated that the Company was considered to be noncompliant with certain listing requirements based on its quarterly report for the period ended September 30, 2012, and provided that the company should submit a plan to staff of the exchange that would reestablish compliance with the NYSE MKT listing requirement by March 31, 2013. On December 6, 2012, the company reported that it had submitted a plan designed to reestablish compliance with the exchange’s requirement in advance of the March 31, 2013 time frame, and on January 6, 2013, announced that the plan had been accepted by the listing exchange. On April 5, 2013, the Company reported that in view of the proposed preferred stock financing, the NYSE MKT had granted an additional quarterly extension of the listing exchange compliance plan from March 31 to June 30, 2013. The Company today reports that the NYSE MKT has granted an additional quarterly extension of the listing exchange compliance plan from June 30, 2013 to September 30, 2013, provided that the Company closes the preferred stock financing, which was approved by stockholders at the annual meeting of stockholders, by July 31, 2013.

The notification received from the listing exchange had no current effect on the listing of the company’s shares on the exchange. Rather the Company has now been afforded the opportunity to regain compliance with the requirements of Section 1003(a)(iv) of the exchange’s company guide by the end of the revised plan period of September 30, 2013, provided the preferred stock financing is completed by July 31, 2013. Additional information and provisions regarding the NYSE MKT requirements are found in Part 10 of its company guide. The Company will be subject to periodic review by the exchange staff during the period covered by the plan. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the applicable extension periods could result in the Company’s shares being delisted from the exchange. If the Company’s common stock was not traded on the NYSE MKT, it would be expected to trade on the OTC exchange, an alternative regulated quotation service that provides quotes, sale prices and volume information in over-the-counter equity securities. The Company’s common stock was traded on the OTC until July 2007, when the company elected to instead list its shares on the American Stock Exchange.

About Cardium

Cardium is an asset-based health sciences and regenerative medicine company focused on the acquisition and strategic development of innovative products and businesses with the potential to address significant unmet medical needs and having definable pathways to commercialization, partnering or other economic monetizations. Cardium’s current portfolio includes LifeAgain medical data analytics, Tissue Repair Company, Cardium Biologics, and the Company’s To Go Brands® nutraceutical business. The Company’s lead commercial product, Excellagen® topical gel for wound care management, has received FDA clearance for marketing and sale in the United States. Cardium’s lead clinical development product candidate Generx® is a DNA-based angiogenic biologic intended for the treatment of patients with myocardial ischemia due to coronary artery disease. To Go Brands® develops, markets and sells dietary supplements through established regional and national retailers. In addition, consistent with its capital-efficient business model, Cardium continues to actively evaluate new technologies and business opportunities. For more information, visit www.cardiumthx.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from expectations. For example, there is no assurance that the Company will satisfy the requirements of its compliance plan and will otherwise continue to satisfy the listing requirements of its exchange or that its shares can continue to be listed on a national exchange; that planned product development efforts and clinical studies can be performed in an efficient and effective manner; that regulatory approvals can be obtained in a timely manner or at all; that partnering, distribution or other commercialization efforts can be achieved; that our products or proposed products will prove to be sufficiently safe and effective; that our products or product candidates will not be unfavorably compared to competitive products that may be regarded as safer, more effective, easier to use or less expensive; that third parties on whom we depend will behave as anticipated; or that necessary regulatory approvals will be obtained. Actual results may also differ substantially from those described in or contemplated by this press release due to risks and uncertainties that exist in our operations and business environment, including, without limitation, risks and uncertainties that are inherent in the development, testing and marketing of biologics, medical devices and other products, and the conduct of human clinical trials, including the timing, costs and outcomes of such trials, whether our efforts to launch new products and expand our markets will be successful or completed within the time frames contemplated, our dependence upon proprietary technology, our ability to obtain necessary funding, regulatory approvals and qualifications, our history of operating losses and accumulated deficits, our reliance on collaborative relationships and critical personnel, and current and future competition, as well as other risks described from time to time in filings we make with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

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Cardium Therapeutics®, Generx®, Cardionovo®, Tissue Repair™, Excellagen®, Excellarate™, LifeAgain™, Genedexa™, Neo-Apps®, MedPodium®, Neo-Energy®, Neo-Chill™ and Neo-Carb Bloc® are trademarks of Cardium Therapeutics, Inc. or Tissue Repair Company. To Go Brands®, High Octane®, Green Tea Energy Fusion™, Acai Natural Energy Boost™, Greens to Go®, Extreme Berries to Go®, Healthy Belly®, VitaRocks®, Smoothie Complete®, Trim Green Coffee Bean™, and Trim Energy®, are trademarks of To Go Brands, Inc. Other trademarks belong to their respective owners.